As filed with the Securities and Exchange Commission on February 13, 2024

Registration No. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-1804239
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3333 West Good Hope Road Milwaukee, Wisconsin	53209
(Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED STRATTEC SECURITY CORPORATION STOCK INCENTIVE PLAN
(Full title of the plan)

Dennis Bowe Vice President and Chief Financial Officer STRATTEC SECURITY CORPORATION 3333 West Good Hope Road	Copy to: Eric P. Hagemeier, Esq. Reinhart Boerner Van Deuren s.c.
Milwaukee, Wisconsin 53209	1000 North Water Street
(Name and address of agent for service)	Suite 1700 Milwaukee, Wisconsin 53202
414-247-3333	414-298-1000
(Telephone number, including area code of agent for service)

Indicate by check mark whether the restraint is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company”  in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART II - INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

This Registration Statement has been filed to register additional shares of the Registrant's common stock made available under the Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan by reason of an amendment thereto approved by the shareholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statements on Form S-8 (Registration Nos. 333-4300, 333-31002, 333-103219, 333-140715, 333-199906 and 333-249611) effective April 29, 1996, February 24, 2000, February 14, 2003, February 14, 2007, November 6, 2014 and October 22, 2020 are incorporated by reference and made a part hereof.

Item 8.	Exhibits.

4.1	Amended and Restated Articles of Incorporation of the Company. (Incorporated by reference from the exhibit to the Form 10-K filed on September 7, 2017.)
4.2	Amendment to Amended and Restated Articles of Incorporation of the Company. (Incorporated by reference from the exhibit to the Form 10-Q filed on November 7, 2019.)
4.3	Amendment to Amended and Restated Articles of Incorporation of the Company. (Incorporated by reference from the exhibit to the Form 8-K filed on October 21, 2021.)
4.4	Amended By-Laws of the Company. (Incorporated by reference from the exhibit to the Form 8-K filed on October 7, 2005.)
5.1	Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the common stock being registered. *
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm. *
23.2	Consent of Crowe LLP, Independent Registered Public Accounting Firm. *
23.3	Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5.1 hereto). *
24	Power of Attorney (included on the signature page hereto).
99.1
Amended and Restated STRATTEC SECURITY CORPORATION Stock Incentive Plan. (Filed as Appendix B to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 7, 2023 and incorporated herein by reference.)

107	Filing Fee Table. *

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on February 13, 2024.

STRATTEC SECURITY CORPORATION

By:	/s/ Dennis Bowe
Dennis Bowe, Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Rolando J. Guillot and Dennis Bowe, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rolando J. Guillot	Interim President and Chief Executive Officer (Principal Executive Officer)	February 13, 2024
Rolando J. Guillot

/s/ Dennis Bowe	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	February 13, 2024
Dennis Bowe

/s/ Jack Liebau	Chairman and Director	February 13, 2024
F. Jack Liebau, Jr.

/s/ Harold M. Stratton	Vice Chairman and Director	February 13, 2024
Harold M. Stratton II

/s/ Tina Chang	Director	February 13, 2024
Tina Chang

/s/ Thomas W. Florsheim	Director	February 13, 2024
Thomas W. Florsheim, Jr.

/s/ Bruce M. Lisman	Director	February 13, 2024
Bruce M. Lisman

/s/ David R. Zimmer	Director	February 13, 2024
David R. Zimmer

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